XTNT Announces Preliminary Fourth Quarter and Full Year 2016 Revenue & Adjusted EBITDA

•	Record Fourth Quarter 2016 Revenue is estimated to be at least $24.5 million which represents 10.0% year on year growth
•	Full Year 2016 Revenue is estimated to be at least $90.0 million which represents 4.1% year on year growth
•	Fourth Quarter 2016 Adjusted EBITDA* is estimated to be at least $1.25 million versus a loss of $350,000 in the Fourth Quarter of 2015
•	Full Year 2016 Adjusted EBITDA* is estimated to be at least $2.2 million versus a pro forma loss of $33,000 for the Full Year 2015
•	Reiterated 2017 Revenue Guidance of between $98 million and $102 million
•	Reiterated 2017 Adjusted EBITDA* Guidance of between $7.7 million and $9.2 million

BELGRADE, Mont., Jan. 11, 2017 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development, manufacturing and marketing of orthopedic products for domestic and international markets, today has pre-announced that its Fourth Quarter 2016 record revenue is estimated to be at least $24.5 million, an increase of at least 10.0% as compared to revenues of $22.3 million reported in the fourth quarter of 2015. For the full year 2016, the Company has estimated that its sales will be at least $90.0 million, an increase of at least 4.1% as compared to pro-forma revenue of $86.5 million for the full year 2015.

The Company has also pre-announced that its Fourth Quarter Adjusted EBITDA* is estimated to be at least $1.25 million as compared to the prior year Fourth Quarter Adjusted EBITDA* Loss of $350,000. For the full year 2016, the Company estimates that Adjusted EBITDA* will be more than $2.2 million versus a full year 2015 pro forma Adjusted EBITDA* loss of $33,000. The Company defines earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income/loss from operations before depreciation, amortization, impairment charges, non-recurring expenses and non-cash stock-based compensation.

Both Revenue and Adjusted EBITDA* will be new records for the Company. The fourth quarter of 2016 is the fourth consecutive quarter of increasing Revenue and the third consecutive quarter of accelerating positive Adjusted EBITDA*.

Additionally, management reiterated 2017 guidance according to the following table:

	Full-Year 2017
($000's)	Low	High
Revenue	$98,000	$102,000
Adjusted EBITDA*	$7,700	$9,200

The quarterly financial results included in this release were calculated prior to the completion of a review by the Company’s external auditors and are therefore subject to adjustment.

Use of Pro-Forma Financial Information

On July 31, 2015, Bacterin International Holdings, Inc. acquired all of the issued and outstanding stock of X-Spine Systems, Inc. and the combined company was renamed Xtant Medical Holdings, Inc. Except for the financial results for the three months ended June 30, 2016, the results presented are on a pro forma basis as if the two companies were combined for the periods shown. Certain pro forma adjustments have been made to reflect the impact of the purchase transaction, primarily consisting of amortization of intangible assets with determinable lives and interest expense on long-term debt. In addition, certain historical expenses, such as warrant expense and interest expense associated with debt that was immediately repaid, were eliminated from these pro forma results. The pro forma information does not necessarily reflect the actual results of operations had the acquisition been consummated at the beginning of the fiscal reporting period indicated nor is it indicative of future operating results. The pro forma information does not include any adjustment for potential revenue enhancements, cost synergies or other operating efficiencies that could result from the acquisition.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Contact

CG CAPITAL

Rich Cockrell

877.889.1972

investorrelations@cg.capital

Company Contact

Molly Mason

mmason@xtantmedical.com

Xtant Medical Holdings, Inc.